                                                                     Exhibit (N)

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report for Prospect Street High Income Portfolio Inc. dated December 5, 1997 (and to all references to our firm) included or incorporated by reference in Pre-Effective Amendment No. 1 and Amendment No. 18 to Registration Statement File Nos. 333-40785 and 811-5557, respectively.


                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 10, 1997